UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2005
ARADIGM CORPORATION
(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3929 Point Eden Way
Hayward, CA 94545

(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code (510) 265-9000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 7, 2005, the Board of Directors of Aradigm Corporation (the “Company”) approved and adopted (i) the Aradigm Corporation Executive Officer Severance Benefit Plan, in which members of the Company’s senior management, including the Company’s Chief Executive Officer and other four most highly compensated executive officers, are eligible to participate and (ii) a form of Change of Control Agreement, to be entered into by and between the Company and members of the Company’s senior management, including the Company’s Chief Executive Officer and its other four most highly compensated executive officers.
Attached as Exhibit 99.1 is the form of Change of Control Agreement, and attached as Exhibit 99.2 is the Aradigm Corporation Executive Officer Severance Benefit Plan. The contents of the attached exhibits are incorporated in this Item 1.01 in their entirety.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
99.1	Form of Change of Control Agreement

99.2	Executive Officer Severance Benefit Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: October 13, 2005	By:	/s/ V. Bryan Lawlis

V. Bryan Lawlis

	Title:	President and Chief Executive Officer

Exhibit Index
         Exhibits.
99.1	Form of Change of Control Agreement

99.2	Executive Officer Severance Benefit Plan